SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): October 30, 2017

Valeant Pharmaceuticals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2150 St. Elzéar Blvd. West Laval, Quebec Canada H7L 4A8
(Address of Principal Executive Offices)(Zip Code)
514-744-6792
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
Amendment to Litigation Management Agreement
On October 30, 2017, Valeant Pharmaceuticals International, Inc. (the “Company”) and Valeant Pharmaceuticals International (together with the Company, “Valeant”), J. Michael Pearson (“Pearson” and, together with Valeant, the “Valeant Parties”) and Pershing Square Capital Management, L.P., Pershing Square Holdings, Ltd., Pershing Square International, Ltd., Pershing Square, L.P., Pershing Square II, L.P., PS Management GP, LLC, PS Fund 1, LLC, Pershing Square GP, LLC (together, “Pershing Square”), and William A. Ackman (“Ackman” and, together with Pershing Square, the “Pershing Square Parties”) amended, via email stipulation in accordance with the terms of the Litigation Management Agreement (as defined herein) the previously-disclosed Litigation Management Agreement, entered into by and among the Valeant Parties and the Pershing Square Parties as of February 10, 2017 (the “Litigation Management Agreement”), solely to extend the termination date of the Litigation Management Agreement from November 1, 2017 to and including December 31, 2017.
Pershing Square Capital Management, L.P. is the investment advisor to funds that, together with PS Management GP LLC and William A. Ackman, owned 7.8% of our common stock as of February 13, 2017. Pershing Square Holdings, Ltd., Pershing Square International, Ltd., Pershing Square L.P., Pershing Square II, L.P., PS Management GP LLC, PS Fund 1, LLC and Pershing Square GP, LLC are investment funds managed by Pershing Square Capital Management, L.P. William A. Ackman and Stephen Fraidin, the Chief Executive Officer and Vice Chairman of Pershing Square Capital Management, L.P., respectively, are both former members of the Company’s board of directors. J. Michael Pearson formerly served as our Chief Executive Officer.

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Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
By:	/s/ CHRISTINA ACKERMANN
	Name:	Christina Ackermann
	Title:	Executive Vice President and General Counsel

Date: October 31, 2017

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